                                                                    EXHIBIT 99.1

RELEASE: IMMEDIATE

                          GETTY REALTY CORP. ANNOUNCES
                FINANCIAL RESULTS FOR THE QUARTER AND SIX MONTHS
                              ENDED JUNE 30, 2004

      JERICHO, NY, AUGUST 2, 2004 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and six months ended June 30, 2004.

      Net earnings were $9.4 million and $18.5 million for the quarter and six months ended June 30, 2004, respectively, as compared with $9.4 million and $18.0 million for the comparable prior year periods. Net earnings for the quarter ended June 30, 2004 were comparable to the prior year period. Net earnings for the six months ended June 30, 2004 increased by $0.5 million, or 3.0%, over the comparable period in 2003 due to, among other items, the impact of a $0.6 million one-time accounting charge recorded in the first quarter of last year. FFO increased $0.9 million and $2.0 million to $11.0 million and $22.0 million, respectively, for the quarter and six months ended June 30, 2004, principally due to the elimination of $1.3 million and $2.5 million, respectively, of preferred stock dividends recorded in the quarter and six months ended June 30, 2003, as a result of the conversion of 98% of our convertible preferred stock into common stock and the redemption of the remaining 2% outstanding in September 2003. AFFO increased $1.2 million and $2.6 million to $9.9 million and $19.8 million, respectively, for the quarter and six months ended June 30, 2004. AFFO increased more than FFO on both a dollar and percentage basis due to lower deferred rental revenues (which are included in FFO, but excluded from AFFO) of $0.3 million and $0.6 million, respectively, recorded for the quarter and six months ended June 30, 2004 as compared to the prior year periods.

      Diluted earnings per common share of $0.38 for the quarter ended June 30, 2004 were comparable to the prior year period. Diluted earnings per common share for the six months ended June 30, 2004 increased to $0.75 per share as compared to $0.72 per share for the six months ended June 30, 2003. Diluted FFO per common share for the quarter and six months ended June 30, 2004 decreased to $0.45 per share and $0.89 per share, respectively, as compared to $0.46 per share and $0.91 per share for the respective prior year periods. Diluted AFFO per common share for the quarter ended June 30, 2004 decreased to $0.40 per share as compared to $0.41 per share for the quarter ended June 30, 2003, while diluted AFFO of $0.80 per common share for the six months ended June 30, 2004 was comparable to the prior year period. All diluted per common share amounts for the quarter and six months ended 2003 reflect the impact of the assumed conversion of our outstanding convertible preferred stock, except for diluted earnings per common share for the quarter and six months ended June 30, 2003, where the impact of the assumed conversion would have been anti-dilutive. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

      Revenues from rental properties for the quarter and six months ended June 30, 2004 were $16.4 million and $33.0 million, respectively, as compared to $16.7 million and $33.3 million for the respective prior year periods. Rent received for the quarter and six months ended June 30, 2004 was $15.3 million and $30.8 million, respectively, as compared with $15.3 million and $30.5 million for the respective prior year periods. In addition to rent received, revenues from rental properties include deferred rental revenue accrued due to recognition of rental income on a straight-line basis of $1.1 million and $2.2 million for the quarter and six months ended June 30, 2004, respectively, and $1.4 million and $2.8 million for the respective prior year periods. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO.

      Rental property expenses, which include rent expense, were $2.5 million and $5.0 million for the quarter and six months ended June 30, 2004, respectively, a decrease of $0.2 million and $0.6 million from the respective prior year periods. The decrease for both periods was primarily due to a reduction in rent expense as a result of the exercise of lease purchase options, including the purchase of 41 leased properties in May 2003.

      Environmental expenses, net of estimated recoveries, for the quarter and six months ended June 30, 2004 were $1.8 million and $3.5 million, respectively, as compared to $2.2 million and $3.7 million for the respective prior year periods. Decreases in the net change in estimated environmental costs of $0.4 million and $0.6 million for the quarter and six months end June 30, 2004 compared to the respective prior year periods were partially offset by $0.1 million and $0.4 million, respectively, of increased litigation expenses incurred in the current year periods. We adopted Statement of Financial Standard No. 143 and changed our method used to account for estimated environmental costs effective January 1, 2003, which resulted in a one-time charge of $0.6 million that was recorded during the first quarter of 2003, and is included in cumulative effect of accounting change in the consolidated statements of operations for the six months ended June 30, 2003.

      General and administrative expenses for the quarter and six months ended June 30, 2004 were $1.3 million and $2.6 million, respectively, as compared to $0.6 million and $1.9 million for the comparable prior year periods. The increase in general and administrative expenses was primarily due to a $0.5 million credit recorded in the quarter ended June 30, 2003 to reduce insurance loss reserves that were established under the Company's self-funded insurance program that was terminated in 1997.

      Depreciation and amortization for the quarter and six months ended June 30, 2004 was $1.8 million and $3.7 million, respectively, a decrease of $0.3 million and $0.6 million as compared to the respective prior periods, as a result of certain assets becoming fully depreciated and dispositions of properties.

      Getty Realty's Second Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, August 3, 2004 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 1-719-457-2649 five to ten minutes before the scheduled start time and reference pass code

290058. If you cannot participate in the live event, a replay will be available beginning on August 3, 2004 at noon though midnight, August 6, 2004. To access the replay, please dial 1-719-457-0820 and reference passcode 290058.

      Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases approximately 1,000 properties in the Eastern United States.

      CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

                                     -MORE-

                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                                  June 30,      December 31,
                                                                    2004            2003
                                                                    ----            ----
Assets:

Real Estate:
   Land                                                          $ 144,357        $ 142,724
   Buildings and improvements                                      176,312          175,498
                                                                 ---------        ---------
                                                                   320,669          318,222
   Less - accumulated depreciation                                (103,200)        (100,488)
                                                                 ---------        ---------
     Real estate, net                                              217,469          217,734
Cash and equivalents                                                17,333           19,905
Deferred rent receivable                                            22,884           20,653
Recoveries from state underground storage tank funds, net            6,205            7,454
Mortgages and accounts receivable, net                               4,039            5,565
Prepaid expenses and other assets                                      590              692
                                                                 ---------        ---------
     Total assets                                                $ 268,520        $ 272,003
                                                                 =========        =========

Liabilities and Shareholders' Equity:

Environmental remediation costs                                  $  22,588        $  23,551
Dividends payable                                                   10,489           10,483
Accounts payable and accrued expenses                                8,946            9,100
Mortgages payable                                                      864              844
                                                                 ---------        ---------
     Total liabilities                                              42,887           43,978
                                                                 ---------        ---------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized
     50,000,000 shares; issued 24,679,662 at June 30, 2004
     and 24,664,384 at December 31, 2003                               247              247
   Paid-in capital                                                 257,268          257,206
   Dividends paid in excess of earnings                            (31,882)         (29,428)
                                                                 ---------        ---------
     Total shareholders' equity                                    225,633          228,025
                                                                 ---------        ---------
     Total liabilities and shareholders' equity                  $ 268,520        $ 272,003
                                                                 =========        =========

                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                   Three months ended June 30,                  Six months ended June 30,
                                                 -------------------------------             --------------------------------
                                                   2004                   2003                 2004                    2003
                                                   ----                   ----                 ----                    ----
Revenues:
   Revenues from rental properties               $ 16,443               $ 16,672             $ 32,954                $ 33,349
   Other income, net                                  296                    409                  429                     763
                                                 --------               --------             --------                --------
     Total revenues                                16,739                 17,081               33,383                  34,112
                                                 --------               --------             --------                --------

Expenses:
   Rental property expenses                         2,487                  2,672                5,008                   5,584
   Environmental expenses, net                      1,783                  2,166                3,515                   3,713
   General and administrative expenses              1,255                    607                2,632                   1,900
   Depreciation expense                             1,828                  2,172                3,664                   4,311
   Interest expense                                    19                     33                   40                      66
                                                 --------               --------             --------                --------
     Total expenses                                 7,372                  7,650               14,859                  15,574
                                                 --------               --------             --------                --------

Net earnings before cumulative effect of
   accounting change                                9,367                  9,431               18,524                  18,538

Cumulative effect of accounting change                  -                      -                    -                    (550)
                                                 --------               --------             --------                --------

Net earnings                                        9,367                  9,431               18,524                  17,988

Less preferred stock dividends                          -                  1,253                    -                   2,525
                                                 --------               --------             --------                --------

Net earnings applicable to common
   shareholders                                  $  9,367               $  8,178             $ 18,524                $ 15,463
                                                 ========               ========             ========                ========

Net earnings per common share:
   Basic                                         $    .38               $    .38             $    .75                $    .72
   Diluted                                       $    .38               $    .38             $    .75                $    .72

Weighted average common shares
outstanding:
   Basic                                           24,680                 21,498               24,675                  21,470
   Diluted                                         24,692                 21,508               24,690                  21,482

Dividends declared per share:
   Common                                        $ .42500               $ .41250             $ .85000                $ .82500
   Preferred                                            -               $ .44375                    -                $ .88750

                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                   Three months ended June 30,             Six months ended June 30,
                                                   ---------------------------             -------------------------
                                                    2004                2003                2004                2003
                                                    ----                ----                ----                ----
Net earnings                                      $  9,367            $  9,431            $ 18,524            $ 17,988
Preferred stock dividends                                -              (1,253)                  -              (2,525)
                                                  --------            --------            --------            --------
Net earnings applicable to common
   shareholders                                      9,367               8,178              18,524              15,463
Depreciation expense                                 1,828               2,172               3,664               4,311
Gains on sales of real estate                         (146)               (168)               (146)               (294)
Cumulative effect of accounting change                   -                   -                   -                 550
                                                  --------            --------            --------            --------
Funds from operations                               11,049              10,182              22,042              20,030
Straight-line rent                                  (1,115)             (1,408)             (2,231)             (2,816)
                                                  --------            --------            --------            --------
Adjusted funds from operations                    $  9,934            $  8,774            $ 19,811            $ 17,214
                                                  ========            ========            ========            ========

Diluted per common share amounts (a):
    Earnings per share                            $    .38            $    .38            $    .75            $    .72
    FFO per share                                 $    .45            $    .46            $    .89            $    .91
    AFFO per share                                $    .40            $    .41            $    .80            $    .80

Diluted weighted average number of common
      share equivalents outstanding:
    Used to calculate net earnings per share        24,692              21,508              24,690              21,482
    Assumed conversion of preferred shares               -               3,194                   -               3,218
                                                  --------            --------            --------            --------
    Used to calculate FFO and AFFO per
      share                                         24,692              24,702              24,690              24,700
                                                  ========            ========            ========            ========

   (a) Diluted earnings, funds from operations ("FFO") and adjusted funds from operations ("AFFO") per common share are computed by dividing net earnings applicable to common shareholders, FFO and AFFO, respectively, by the diluted weighted average number of common share equivalents outstanding during the period. Diluted FFO and AFFO per share give effect, for the quarter and six months ended June 30, 2003, to the dilution from the assumed conversion of the outstanding Series A Participating Convertible Redeemable Preferred Stock into common stock utilizing the two class method. Accordingly, for the quarter and six months ended June 30, 2003, preferred stock dividends are added back to FFO and AFFO, which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the period. There were no preferred shares outstanding during the quarter and six months ended June 30, 2004.

      FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. IN ACCORDANCE WITH THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS' DEFINITION, FFO IS DEFINED AS NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. ADJUSTED FUNDS FROM OPERATIONS ("AFFO") IS A SUPPLEMENTAL NON-GAAP MEASURE THAT WE DEFINE AS FFO LESS STRAIGHT-LINE RENT. WE BELIEVE THAT AFFO IS A MEANINGFUL SUPPLEMENTAL MEASURE OF PERFORMANCE DUE TO THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON OUR NET EARNINGS AND FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR NET INCOME OR AS A MEASURE OF LIQUIDITY.

Contact:   Thomas J. Stirnweis

           (516) 478-5403